Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of November 1, 2004 (the "Effective Date") by and between JONATHAN P. WARD ("Executive") and THE SERVICEMASTER COMPANY, a Delaware corporation ("ServiceMaster").

     WHEREAS, Executive currently serves as Chief Executive Officer ("CEO") of ServiceMaster and Chairman of its Board of Directors;

     WHEREAS,   ServiceMaster  desires  to  continue  to  employ  Executive  and
Executive desires to continue to be employed by ServiceMaster; and

     WHEREAS, ServiceMaster and Executive desire to set forth the terms and conditions upon which Executive shall continue to be employed as CEO of ServiceMaster.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

     1. Defined Terms.  Any capitalized  terms which are not defined within this
        -------------
Agreement are defined in Exhibit A hereto attached.

     2. Term.  ServiceMaster  shall  continue to employ  Executive  as CEO,  and
        ----
Executive agrees to continue his employment with ServiceMaster as CEO for the period commencing on the Effective Date and continuing through and including the earlier of the effective date of Executive's termination of employment ("Date of Termination"), the date of Executive's death, and May 6, 2012 (the "Term"); provided, however, that the Term shall automatically be extended by one year effective May 7, 2012 and each May 7 thereafter until such date as either the Company or Executive shall have terminated such automatic extension provision by giving written notice to the other at least six months prior to the end of the initial Term or any extension thereof.

     3. Duties.  During the Term,  and subject to the powers,  authorities  and
        ------
responsibilities vested in the Board of Directors of ServiceMaster (the "Board") and committees of the Board, Executive shall have the authorities and responsibilities consistent with his experience and training and position as CEO, which duties shall be at least substantially equal in status and character to such authorities and responsibilities of Executive on the Effective Date.

     4. Obligations  of  ServiceMaster  During  the Term.  ServiceMaster  shall
        ------------------------------------------------
provide the following to Executive during the Term:

          (a) Salary.  ServiceMaster  shall pay  Executive an annual base salary
              ------
     ("Base Salary") in an amount not less than $750,000, payable in accordance with the payroll practices of ServiceMaster. If Executive's Base Salary is increased during the Term, it may not thereafter be decreased without the written consent of Executive.

          (b) Annual  Bonus.  Executive  shall be  eligible  to  participate  in
              -------------
     ServiceMaster's annual bonus plan in respect of each fiscal year of ServiceMaster on at least the same terms and conditions as other executive officers of ServiceMaster;

          provided, that Executive's target annual bonus shall be not less than 150% of Base Salary.

          (c) Incentive  Plans.  Except as set forth in Section 4(b),  Executive
              ----------------
     shall be eligible to participate in ServiceMaster's incentive plan or plans on at least the same terms and conditions as other executive officers of ServiceMaster; provided, that for so long as ServiceMaster maintains the Corporate Performance Plan ("CPP"), Executive's target annual value for any fiscal year shall not be less than $700,000 under the CPP (or awards of equivalent value under any successor plan(s)).

          (d)  Compensation  and  Leadership   Development  Committee  Approval.
               ----------------------------------------------------------------
     Notwithstanding Sections 4(a)-(c), but subject to the definition of Good Reason as set forth in Exhibit A, Executive understands and agrees that the Compensation and Leadership Development Committee of the Board ("CLDC") has the authority and responsibility to approve Executive's Base Salary, target annual bonus and all other compensation of Executive.

          (e) Benefits.  Executive shall be entitled to those employee  benefits
              --------
     and perquisites which ServiceMaster from time to time generally makes available to its executive officers ("Benefits") subject to the terms and conditions of such benefit plans or programs. The Benefits shall include, without limitation, medical insurance, dental insurance, life insurance, accidental death and dismemberment insurance, vision insurance, disability insurance, flexible spending or similar account, four weeks of paid annual vacation and such other benefits, including company car and dues payable for club memberships, as the Board or CLDC may determine from time to time. In addition to the foregoing Benefits and subject to approval by the CLDC, Executive may use the company plane for personal use in accordance with the Policy Regarding Use of Company Aircraft. If Executive is employed on or after May 6, 2012, he shall be deemed to have satisfied any and all age and/or service requirements to receive retiree status under any employee benefit or equity plan of ServiceMaster.

          (f)  Deferred  Compensation  Plan.  Executive  may elect to defer Base
               ----------------------------
     Salary and earned annual bonus and/or other compensation in accordance with ServiceMaster's deferred compensation plan.

          (g)  Reimbursement of Expenses.  Executive shall be reimbursed for all
               -------------------------
     proper and reasonable expenses incurred by Executive in the performance of his duties hereunder in accordance with the policies of ServiceMaster. In addition, ServiceMaster shall reimburse Executive for the reasonable professional fees, up to $25,000, incurred by him in connection with the negotiation and documentation of this Agreement.

     5. Severance Benefits.
        ------------------

          (a) In the event that Executive's employment hereunder is terminated during the period beginning on and including the Effective Date and ending on or prior to the expiration of the Term by ServiceMaster without Cause or by Executive for Good Reason, then ServiceMaster, subject to Executive's execution of a release in the form of Exhibit B, shall pay to Executive within 30 days after the Date of Termination, as compensation for services rendered to ServiceMaster and its affiliated companies, a lump sum cash amount equal to the sum of subsections (1)-(4) below, subject to any applicable payroll or other taxes required to be withheld and, in addition, shall provide to Executive the benefits set forth under subsection (5) below:

               (1) Executive's full annual Base Salary through the Date of Termination and annual bonus and CPP bonus earned with respect to the fiscal year immediately prior to the fiscal year in which the Date of Termination occurs, in each case to the extent not previously paid (but after giving effect to any amounts that would be deferred pursuant to the ServiceMaster deferred compensation plan); plus

               (2) two (2) times Executive's highest annual Base Salary in effect during the Term; plus

               (3) two (2) times Executive's highest target annual bonus during the Term; plus

               (4) reimbursement of Executive's expenses pursuant to Section 4(g); plus

               (5) continuation of medical insurance, dental insurance, accidental death and dismemberment insurance, vision insurance and disability insurance, if any, through and including the date that is two years after the Date of Termination; provided, however, that in no event shall the foregoing benefits continue after May 6, 2012, except that, after the end of the continuation period described above, Executive shall be entitled to continue coverage of such benefits covered by Federal continuation coverage requirements (COBRA) for the full COBRA period.

               In the event Executive's employment hereunder is terminated on or after Executive's fifty-sixth birthday (May 6, 2010), the amount payable in accordance with subsections (2)-(3) shall be reduced by multiplying such amount by a fraction, the numerator of which is the number of days from but excluding May 6, 2010 to and including the Date of Termination and the denominator of which is 730.

          (b) In the event that Executive's employment hereunder is terminated during the period beginning on and including the Effective Date and ending on or prior to the expiration of the Term by ServiceMaster for Cause or by Executive for any reason other than Good Reason, including by reason of retirement, death or disability, then ServiceMaster shall pay to Executive (or Executive's executors, legal representatives or administrators in the event of Executive's death) within 30 days after the Date of Termination or date of death, as compensation for services rendered to ServiceMaster and its affiliated companies, a lump sum cash amount equal to the sum of subsections (1)-(2) below, subject to any applicable payroll or other taxes required to be withheld:

               (1) Executive's full annual Base Salary through the Date of Termination or date of death plus, in the event Executive's employment is terminated by reason of death or disability, Executive's annual bonus and CPP bonus earned with respect to the fiscal year immediately prior to the fiscal year in which the Date of Termination occurs, in each case to the extent not previously paid (but after giving effect to any amounts that would be deferred pursuant to the ServiceMaster deferred compensation plan); plus

               (2)  reimbursement  of Executive's  expenses  pursuant to Section
          4(g).

          (c)  Exclusive  Severance.  Subject  to  Section  7, any  amount  paid
               --------------------
     pursuant to Section 5(a) or (b) shall be paid in lieu of any other amount of severance relating to salary or bonus continuation to be received by Executive upon termination of employment of Executive under any severance plan, policy or arrangement of ServiceMaster or its affiliated companies.

          (d)  Stock  Options  and Stock  Appreciation  Rights.  Each  option to
               -----------------------------------------------
     purchase shares of ServiceMaster common stock or stock appreciation right relating to ServiceMaster common stock held by Executive on the Date of Termination or date of death shall continue in accordance with its terms; provided, however, that upon any termination of Executive's employment on or after May 6, 2010 (other than by the Company for Cause or "Gross Misconduct" as defined in any stock option or stock appreciation right agreement), Executive shall be deemed to have satisfied all age and service requirements to receive retiree status with respect to such options and stock appreciation rights.

          (e) Restricted Stock and Restricted Stock Units. Each restricted stock
              -------------------------------------------
     award and restricted stock unit award held by Executive shall be subject to the terms and conditions of the applicable restricted stock award agreement and restricted stock unit award agreement and corresponding ServiceMaster plan, including, without limitation, the restriction periods, vesting schedules and termination provisions.

          (f)  PSRP  and  ESPP.  Executive's  participation,   if  any,  in  the
               ---------------
     ServiceMaster Profit Sharing and Retirement Plan ("PSRP") and Employee Stock Purchase Plan ("ESPP") shall end as the Date of Termination or date of death, if applicable.

          (g) Deferred Compensation Plan. Executive's participation,  if any, in
              --------------------------
     the ServiceMaster deferred compensation plan shall end as the Date of Termination or date of death, if applicable. Any compensation previously deferred by Executive (together with any interest and earnings thereon) under the deferred compensation plan or any successor plan shall be paid or distributed in accordance with the terms of the plan and Executive's elections under the plan.

     6. Covenants.
        ---------

          (a) Non-Competition,  Non-Solicitation  and Confidentiality.  From and
              -------------------------------------------------------
     after the Effective Date and through and including the date that is two years after the Date of Termination, Executive shall not do any of the following, directly or indirectly, without the prior written consent of
     ServiceMaster:

               (1) directly or indirectly (whether as owner, stockholder, director, officer, employee, principal, agent, consultant, independent contractor, partner or otherwise), in North America or any other geographic area in which

          ServiceMaster is then conducting business, own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the business conducted by ServiceMaster or any subsidiary of ServiceMaster; or

               (2)  directly  or  indirectly  attempt to induce any  employee of
          ServiceMaster to terminate his or her employment with ServiceMaster or any Subsidiary of ServiceMaster for any purpose whatsoever, or any attempt directly or indirectly, in connection with any business to which subsection (a)(1) applies, to solicit the trade or business of any current or prospective customer, supplier or partner of ServiceMaster or any subsidiary of ServiceMaster; or

               (3) directly or indirectly (i) disclose or misuse of any confidential information or trade secrets of ServiceMaster or a subsidiary of ServiceMaster, or (ii) engage in any material activity not known by the Board which could reasonably be foreseen as resulting in a Change in Control.

Executive acknowledges and agrees that each stock option agreement, stock appreciation right agreement, restricted stock unit award and restricted stock award held by Executive contains covenants of Executive relating to competition against ServiceMaster and its subsidiaries, confidentiality and non-solicitation of employees and customers and similar obligations of Executive. Executive agrees that such covenants are separate from this Agreement, shall continue in accordance with their respective terms and shall survive the termination of this Agreement.

          (b)   Litigation  and   Regulatory   Cooperation.   During  and  after
                ------------------------------------------
     Executive's employment, Executive shall cooperate fully with ServiceMaster in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of ServiceMaster that relate to events or occurrences that transpired while Executive was employed by ServiceMaster. Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of ServiceMaster at mutually convenient times. During and after Executive's employment, Executive also shall cooperate fully with ServiceMaster in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by ServiceMaster. ServiceMaster shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with Executive's performance of obligations pursuant to this Section 6(b).

     7. Effect of Change in Control  Agreement.  Executive and ServiceMaster are
        --------------------------------------
parties to a Change in Control Severance Agreement dated as of October 31, 2001 (the "CIC Agreement"). If, during the Term, (i) a Change in Control of ServiceMaster occurs and (ii) the CIC Agreement is in effect on the date of the Change in Control, this Agreement shall be terminated and superseded by the CIC Agreement, as such agreement may be amended, modified or superseded from time to time.

     8. Successors and Assigns. This Agreement shall inure to the benefit of and
        ----------------------
be enforceable by ServiceMaster and its successors and assigns and by Executive and Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall not be
terminated  by  any  merger  or  consolidation   of  ServiceMaster   whereby
ServiceMaster is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of ServiceMaster. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

     9. Notice. All notices and other communications required or permitted under
        ------
this Agreement (including the notice required by the definition of Good Reason as set forth in Exhibit A) shall be in writing, shall be given by personal delivery, overnight delivery by an established courier service, or by certified mail, return receipt required, and shall be deemed to have been duly given when delivered, addressed (a) if to Executive, to Jonathan P. Ward, 425 East Woodland, Lake Forest, Illinois 60045, and if to ServiceMaster, to The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515, attention General Counsel or Corporate Secretary, or (b) to such other address as either party may have furnished to the other in writing in accordance herewith.

     10. Entire  Agreement;  Amendments.  Except as otherwise  specified herein,
         ------------------------------
this Agreement and the Exhibits constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

     11.  Modification or Waiver. No provision of this Agreement may be modified
          ----------------------
or waived unless such modification or waiver is agreed to in writing and signed by Executive and a member of the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or ServiceMaster to insist upon strict compliance with any provision of this Agreement or to assert any right which Executive or ServiceMaster may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     12. Governing  Document.  In the event of any conflict between the terms of
         -------------------
this Agreement and the terms of any plan, program or policy of ServiceMaster, the terms that are the most beneficial to Executive shall control as to such plan, program or policy.

     13. Governing  Law;  Validity.   The   interpretation,   construction  and
         -------------------------
performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

     14. Counterparts.  This Agreement may be executed in counterparts,  each of
         ------------
which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

                                 THE SERVICEMASTER COMPANY


                                 By:/s/ David K. Wessner
                                    ----------------------------------
                                    Name:  David K. Wessner
                                    Title:  Member of the Board of Directors


                                     /s/ Jonathan P. Ward
                                    --------------------------------------
                                    JONATHAN P. WARD

                                    Exhibit A

         As used in this Agreement, the following terms shall have the respective meanings set forth below:

          (a) "Cause" means:

               (1) a material breach by Executive of his duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of ServiceMaster and which is not remedied within thirty (30) days after receipt of written notice from ServiceMaster specifying such breach; or

               (2) the commission by Executive of a felony or misdemeanor involving any act of fraud, embezzlement or dishonesty or any other intentional misconduct by Executive that substantially and adversely affects the business affairs or reputation of ServiceMaster or an affiliated company.

Not withstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless he has (i) had ten (10) days' written notice setting forth the reasons for ServiceMaster's intention to terminate for Cause, (ii) had an opportunity to be heard before the Board, and (iii) received a notice of termination from the Board stating that in the opinion of a majority of the full Board that Executive is guilty of conduct of a type set forth above and specifying the particulars thereof.

          (b) "Change in Control" shall have the meaning set forth in the CIC Agreement; provided, that in the event such definition shall be modified or revised in the CIC Agreement, then the definition of Change in Control for purposes of this Agreement shall be so modified or revised.

          (c) "Good Reason" means, without Executive's written consent, the occurrence of any of the following events:

               (1) any of (i) the reduction in any material respect in Executive's position(s), authorities or responsibilities with ServiceMaster, (ii) an adverse change in Executive's reporting relationships, or (iii) any failure to re-elect Executive to serve as CEO of ServiceMaster; provided, however that "Good Reason" shall not occur if the Board elects a non-executive Chairman, so long as Executive remains a member of the Board and continues to report to the Board;

               (2) a reduction in Executive's Base Salary or target annual bonus, each as in effect on the Effective Date or as the same may be increased from time to time thereafter;

               (3) the failure of ServiceMaster to (i) provide Executive and Executive's dependents Benefits substantially comparable to the plans, practices, programs and policies of ServiceMaster and its subsidiaries in effect for

          Executive on the Effective Date, (ii) provide fringe benefits substantially comparable to the plans, practices, programs and policies of ServiceMaster and its subsidiaries in effect for Executive on the Effective Date, (iii) provide an office, together with secretarial and other assistance, substantially comparable to that provided to Executive by ServiceMaster on the Effective Date, or
          (iv) provide Executive with four weeks annual paid vacation.

If Executive determines that Good Reason exists, Executive must notify ServiceMaster in writing, within one hundred eighty (180) days following Executive's knowledge of the first event which Executive determines constitutes Good Reason, or such event shall not constitute Good Reason under the terms of Executive's employment. If ServiceMaster remedies such event within thirty (30) days following receipt of such notice, Executive may not terminate employment for Good Reason as a result of such event.

                                    Exhibit B

                                 GENERAL RELEASE

         1. Executive, on behalf of himself and anyone claiming through him, including, but not limited to, his past, present and future spouses, family members, relatives, agents, attorneys, representatives, heirs, executors and administrators, and the predecessors, successors and assigns of each of them, hereby releases and agrees not to sue ServiceMaster or any of its divisions, subsidiaries, affiliates or other related entities (whether or not such entities are wholly owned), any of the past, present or future directors, officers, employees and agents, and the predecessors, successors and assigns of each of them (hereinafter jointly referred to as the "ServiceMaster Released Parties"), with respect to any and all claims both known and unknown to Executive which Executive now has, has ever had, or may in the future have, against any of the ServiceMaster Released Parties for or related in any way to anything occurring from the beginning of time up to and including the date hereof, including, without limiting the generality of the foregoing, any and all claims so known which in any way result from, arise out of, or relate to, Executive's employment by ServiceMaster or the termination of such employment, including, but not limited to, any and all claims that could have been asserted by Executive or on his behalf against any of the ServiceMaster Released Parties in any federal, state or local court, commission, department or agency; provided, however, that nothing contained in this Section 1 shall apply to, or release any of the ServiceMaster Released Parties from, any obligation contained in the Agreement or any obligation under any benefit plan or arrangement of ServiceMaster not referred to in the Agreement which entitles Executive to the receipt of any benefit.

         2. ServiceMaster, on behalf of itself and each of its divisions, subsidiaries, affiliates or other related entities (whether or not such entities are wholly owned) and its past, present and future directors, officers, employees and agents, and the predecessors, successors and assigns of each of them, hereby releases and agrees not to sue Executive or anyone claiming through him including, but not limited to, his past, present and future spouses, family members, agents, attorneys, representatives, heirs, executors and administrators, or the predecessors, successors and assigns of each of them (hereinafter jointly referred to as the "Executive Released Parties"), with respect to any and all claims both known and unknown to ServiceMaster which ServiceMaster now has, has ever had, or may in the future have, against any of Executive Released Parties for or related in any way to anything occurring from the beginning of time up to and including the date hereof. Without limiting the generality of the foregoing, this general release shall apply to any and all claims both known and unknown which in any way result from, arise out of, or relate to, Executive's employment by ServiceMaster or his service as an officer or director of ServiceMaster or the termination of such employment or service, including, but not limited to, any and all claims that could have been asserted by ServiceMaster or on its behalf against any of Executive Released Parties in any federal, state or local court, commission, department or agency.

                                 THE SERVICEMASTER COMPANY


                                 By:/s/ David K. Wessner
                                    ------------------------------
                                    Name:David K. Wessner
                                    Title:  Member of the Board of Directors



                                  /s/ Jonathan P. Ward
                                 ----------------------------------------
                                 JONATHAN P. WARD